Exhibit 99.2

FOR IMMEDIATE RELEASE: May 11, 2009

Capital One Financial Corporation Announces Pricing of Common Share Offering

McLean, Va. (May 11, 2009) – Capital One Financial Corporation (NYSE: COF) today announced the pricing of a public offering of 56 million shares of its common stock at a public offering price per share of $27.75. Capital One will grant the underwriters a 30-day option to purchase up to 8.4 million additional shares of common stock.

Net proceeds of the offering are expected to be used for general corporate purposes and, subject to regulatory approval, for the repurchase of the Preferred Stock and Warrants issued and sold, in each case, to the U.S. Treasury as part of the Troubled Asset Relief Program Capital Purchase Program. The offering is being conducted as a public offering registered under the Securities Act of 1933. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in the Company’s subsidiaries. Net proceeds may be temporarily invested prior to deployment for their intended purposes. The sole book-runner and manager for the offering was Barclays Capital Inc.

The public offering is being made by means of a prospectus. Capital One has filed a registration statement (including prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, underwriter or any dealer participating in the offering will arrange to send you the relevant prospectus if you request it by contacting Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York, 11717; barclaysprospectus@broadridge.com (phone 888-603-5847). A copy of the preliminary prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website, at www.sec.gov

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on assumptions and are subject to risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from expectations. You should read and interpret any forward-looking statements together with the risk factors contained under the caption “Risk Factors” in the prospectus supplement for the offering to which this release relates and the Company’s other SEC filings. Any forward- looking statement speaks only as of the date on which that statement is made. The Company will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One N.A., Capital One Bank (USA), N.A., and Chevy Chase Bank, F.S.B., collectively had $121 billion in deposits and $150 billion in managed loans outstanding as of March 31, 2009. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. and Chevy Chase Bank, F.S.B. have approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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